Exhibit 99.1

GCI Liberty Announces Fourth Quarter Earnings Release and Conference Call

January 24, 2020

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Jan. 24, 2020-- GCI Liberty, Inc.’s (“GCI Liberty”) (Nasdaq: GLIBA, GLIBP) President and Chief Executive Officer, Greg Maffei, will host a conference call to discuss results for the fourth quarter of 2019 on Wednesday, February 26th, at 5:00 p.m. (E.S.T.). Following prepared remarks, the company will host a brief Q&A session during which management will accept questions regarding both GCI Liberty and Liberty Broadband Corporation. During the call, Mr. Maffei may discuss the financial performance and outlook of both companies, as well as other forward looking matters.
Please call ReadyTalk at (800) 458-4121 or (720) 543-0206, passcode 5580110, at least 10 minutes prior to the call. Callers will need to be on a touch-tone telephone to ask questions. The conference administrator will provide instructions on how to use the polling feature.
In addition, the fourth quarter earnings conference call will be broadcast live via the Internet. All interested participants should visit the GCI Liberty website at www.gciliberty.com/events to register for the web cast. Links to the press release and replays of the call will also be available on the GCI Liberty website. The conference call will be archived on the website for one year after appropriate filings have been made with the SEC.

About GCI Liberty, Inc.

GCI Liberty, Inc. (Nasdaq: GLIBA, GLIBP) operates and owns interests in a broad range of communications businesses. GCI Liberty’s principal assets consist of its subsidiary GCI Holdings, LLC (“GCI”) and interests in Charter Communications and Liberty Broadband Corporation. GCI is Alaska’s largest communications provider, providing data, wireless, video, voice and managed services to consumer and business customers throughout Alaska and nationwide. GCI has delivered services for nearly 40 years to some of the most remote communities and in some of the most challenging conditions in North America. GCI Liberty’s other businesses and assets consist of its subsidiary Evite and its interest in Lending Tree.

GCI Liberty, Inc.
Courtnee Chun, 720-875-5420

Source: GCI Liberty, Inc.